UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA 22310
(Address of Principal Executive Offices and Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Explanatory Note.

  This Current Report on Form 8-K/A (this "Amendment") updates information originally provided under Item 5.07 in a Current Report on Form 8-K, filed December 12, 2013 (the "Original Filing"), in which VSE reported voting results for its Annual Meeting of Shareholders held on May 7, 2013 (the "2013 Annual Meeting"), including the voting results for both VSE's non-binding shareholder advisory vote on the compensation of its named executive officers (the "Say on Pay Vote") and VSE's non-binding shareholder advisory vote regarding the frequency of future Say on Pay Votes (the "Frequency Vote"). Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

  On December 12, 2013, VSE reported in the Original Filing that a majority of its shareholders entitled to vote at the 2013 Annual Meeting had voted to recommend, on a non-binding advisory basis, an annual frequency for future Say on Pay Votes.

  On May 7, 2013, VSE's Board of Directors determined that, consistent with its recommendation for the 2013 Annual Meeting, VSE will hold future Say on Pay Votes on an annual basis until the next required Frequency Vote is conducted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: December 17, 2013	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary